[Exhibit 23.1]


                           RANDY R. SIMPSON CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                                 (801) 572-3009




                                  July 20, 2004


International Star Inc.
Attn:  Robert L. Hawkins, President
2266 Chestnut Bluffs
Henderson, NV  89052

Dear Mr. Hawkins:

     We hereby consent to the incorporation in the Annual Report on Form 10-KSB of International Star Inc., for the Fiscal Year Ended December 31, 2002, of our report dated March 26, 2002 for the year ended December 31, 2001.

Sincerely,


/s/ Randy R. Simpson
---------------------------------
Randy R. Simpson, CPA, P.C.